Exhibit 99.1

Hewlett Packard Enterprise 6280 America Center Drive San Jose, CA 95002 hpe.com
Editorial contact
Jennifer Temple,
Hewlett Packard Enterprise
corpmediarelations@hpe.com

HPE Investor Relations
Investor.relations@hpe.com

News Release

HPE Delivers Q1 Results & Raises FY19 EPS Outlook
Q1 2019 Financial Highlights:
•
Revenue: $7.6 billion in line with guidance
•
Operating Profit:  GAAP $456 million, up 100% from the prior-year period; non-GAAP $669 million, up 19% from the prior-year period driven by improved gross margins and cost reductions from HPE Next
•
Earnings Per Share: GAAP $0.13, down 86% from the prior-year period EPS from continuing operations due primarily to one-time, non-cash adjustments related to U.S. tax reform; non-GAAP $0.42, up 31% from the prior-year period and above the previously provided outlook of $0.33 to $0.37 per share
•
Cash Flow from Operations: $382 million, up 169% from $142 million in the prior-year period
•
Free Cash Flow: ($190) million, up $222 million from the prior-year period

FY 2019 Outlook:
•
Earnings Per Share: Raising GAAP diluted net earnings per share outlook to $0.88 to $0.98 and non-GAAP diluted net earnings per share outlook to $1.56 to $1.66
•
Free Cash Flow: Reiterating free cash flow guidance of $1.4 to $1.6 billion

SAN JOSE, Calif., February 21, 2019 - Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for its fiscal 2019 first quarter, ended January 31, 2019.

“Today we reported another strong quarter for Hewlett Packard Enterprise as we continue to execute against our strategy of growing in the Intelligent Edge and delivering profitable growth in Hybrid IT,” said Antonio Neri, President and CEO of HPE. “We significantly expanded both gross and operating margins and drove 31% growth in non-GAAP earnings per share. Looking forward, we are confident that HPE’s differentiated, software-defined solutions will continue to gain traction with customers looking to harness the explosion of data, driving accelerated revenue growth starting in Q2.”

First Quarter Fiscal Year 2019

HPE fiscal 2019 first quarter continuing operations financial performance

	Q1 FY19	Q1 FY18	Y/Y
GAAP net revenue ($B)	$7.6	$7.7	(1.6)%
GAAP operating margin	6.0%	3.0%	3.0 pts.
GAAP net earnings ($B)	$0.2	$1.5	(88.1)%
GAAP diluted net earnings per share	$0.13	$0.92	(85.9)%
Non-GAAP operating margin	8.9%	7.3%	1.6 pts.
Non-GAAP net earnings ($B)	$0.6	$0.5	13.5%
Non-GAAP diluted net earnings per share	$0.42	$0.32	31.3%
Cash flow from operations ($M)	$382	$142	169%
Information about HPE’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Financial Summary

First quarter net revenue of $7.6 billion, in-line with guidance, down 2% from the prior-year period, and down 1% when adjusted for currency. First quarter net revenue was up 1% from the prior-year period, excluding Tier-1 server sales.

First quarter GAAP operating profit of $456 million, up 100% from the prior-year period.

First quarter non-GAAP operating profit of $669 million, up 19% from the prior-year period driven by 280 bps of gross margin expansion and cost reductions from HPE Next.

First quarter GAAP diluted net earnings per share (“EPS”) from continuing operations was $0.13, down from GAAP diluted net EPS from continuing operations of $0.92 in the prior-year period primarily due to one-time, non-cash adjustments related to U.S. tax reform.

First quarter non-GAAP diluted net EPS from continuing operations was $0.42, up from non-GAAP diluted net EPS from continuing operations of $0.32 in the prior-year period. First quarter non-GAAP net earnings from continuing operations and non-GAAP diluted net EPS from continuing operations exclude after-tax adjustments of $413 million and $0.29 per diluted share, respectively, primarily related to the impact of U.S. tax reform, tax indemnification adjustments, transformation costs, amortization of intangible assets, acquisition, disposition and other related charges and an adjustment to earnings from equity interests.

First quarter cash flow from operations of $382 million and free cash flow of ($190) million, was up $240 million and $222 million from the prior-year period, respectively.

Segment Results
HPE delivered strong performance in the key areas of the portfolio.

•
Intelligent Edge delivered robust growth in this strategically important segment. Revenue was $686 million, up 5% year over year, with 1.3% operating margin. HPE Aruba Product revenue was up 3% with balanced growth across wired and WLAN. HPE Aruba Services revenue was up 20%.

•
Hybrid IT continued to drive profit growth with revenue of $6.0 billion, down 3% year over year with 11.3% operating margin that was up 200 bps year over year. Compute revenue was down 3%. Excluding the impact from the company’s intentional exit of certain Tier-1 customer segments, Compute revenue grew 3% and HPE’s high-margin Value Compute portfolio grew approximately 20% driven by strength in high-performance compute, hyper-converged and composable. Storage revenue was up 3%, with particular strength in All-Flash Arrays, which grew 20%. HPE Pointnext revenue was down 6%, primarily due to the company’s intentional exit of certain geographies, and a strong book to bill of 110% indicates a strong pipeline of recurring revenue and profits.

•
Financial Services revenue was $919 million, up 3% year over year and up 6% when adjusted for currency, net portfolio assets were down 2% year over year and up 2% when adjusted for currency, and financing volume was down 3% year over year and flat when adjusted for currency. The business delivered an operating margin of 8.4%.

Raised FY 2019 Outlook
For the fiscal 2019 second quarter, Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of $0.19 to $0.23 and non-GAAP diluted net EPS to be in the range of $0.34 to $0.38. Fiscal 2019 second quarter non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.15 per diluted share, primarily related to transformation costs and the amortization of intangible assets.

For fiscal 2019 full-year, Hewlett Packard Enterprise now estimates GAAP diluted net EPS to be in the range of $0.88 to $0.98 and the non-GAAP diluted net EPS to be in the range of $1.56 to $1.66. Fiscal 2019 non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.68 per diluted share, primarily related to transformation costs, the amortization of intangible assets, and an adjustment to earnings from equity interests.

For fiscal 2019 full-year, Hewlett Packard Enterprise reiterates free cash flow guidance range of $1.4 to $1.6 billion, up over 35% from the prior year.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise is a global technology leader focused on developing intelligent solutions that allow customers to capture, analyze and act upon data seamlessly from edge to cloud. HPE enables customers to accelerate business outcomes by driving new business models, creating new customer and employee experiences, and increasing operational efficiency today and into the future.

Use of non-GAAP financial information

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis as well as non-GAAP operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings from continuing operations, net earnings from discontinued operations, diluted net earnings per share from continuing operations, diluted net earnings per share from discontinued operations, cash, cash equivalents and restricted cash, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

Forward-looking statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, the impact of the U.S. Tax Cuts and Jobs Act of 2017, net earnings, net earnings per share, cash flows, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, as well as the execution of transformation and restructuring plans and any resulting cost savings, revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former Parent; risks associated with Hewlett Packard Enterprise’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; and the execution, timing and results of any transformation or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of Hewlett Packard Enterprise's business) and the anticipated benefits of the transformation and restructuring plans; the effects of the U.S. Tax Cuts and Jobs Act and related guidance and regulations that may be implemented; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2019. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2019	October 31, 2018	January 31, 2018
Net revenue(a)	$7,553	$7,946	$7,674
Costs and expenses:
Cost of sales	5,207	5,507	5,505
Research and development	466	440	389
Selling, general and administrative	1,211	1,237	1,218
Amortization of intangible assets	72	72	78
Impairment of goodwill	—	88	—
Restructuring charges	—	5	5
Transformation costs	78	(77)	245
Acquisition, disposition and other related charges	63	12	30
Separation costs	—	9	(24)
Total costs and expenses	7,097	7,293	7,446
Earnings from continuing operations	456	653	228
Interest and other, net	(51)	(111)	(21)
Tax indemnification adjustments(b)	219	(12)	(919)
Non-service net periodic benefit credit(c)	16	31	33
Earnings from equity interests	15	15	22
Earnings (loss) from continuing operations before taxes	655	576	(657)
(Provision) benefit for taxes(d)	(478)	(1,348)	2,139
Net earnings (loss) from continuing operations	177	(772)	1,482
Net earnings (loss) from discontinued operations	—	15	(46)
Net earnings (loss)	$177	$(757)	$1,436
Net earnings (loss) per share:
Basic
Continuing operations	$0.13	$(0.53)	$0.93
Discontinued operations	—	0.01	(0.03)
Total basic net earnings (loss) per share	$0.13	$(0.52)	$0.90
Diluted
Continuing operations	$0.13	$(0.53)	$0.92
Discontinued operations	—	0.01	(0.03)
Total diluted net earnings (loss) per share	$0.13	$(0.52)	$0.89
Cash dividends declared per share	$0.1125	$0.1125	$0.1500
Weighted-average shares used to compute net earnings (loss) per share:
Basic	1,401	1,459	1,591
Diluted	1,412	1,459	1,619

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except percentages and per share amounts)

	Three months ended January 31, 2019	Diluted net earnings per share	Three months ended October 31, 2018	Diluted net earnings per share	Three months ended January 31, 2018	Diluted net earnings per share
GAAP net earnings (loss) from continuing operations	$177	$0.13	$(772)	$(0.53)	$1,482	$0.92

Non-GAAP adjustments:
Amortization of intangible assets	72	0.05	72	0.05	78	0.05
Impairment of goodwill	—	—	88	0.06	—	—
Restructuring charges(c)	—	—	5	—	5	—
Transformation costs(c)	78	0.06	(57)	(0.04)	245	0.15
Acquisition, disposition and other related charges	63	0.04	12	0.01	30	0.02
Separation costs(c)	—	—	9	0.01	(24)	(0.01)
Tax indemnification adjustments(b)	(219)	(0.16)	12	0.01	919	0.57
Non-service net periodic benefit credit(c)	(16)	(0.01)	(31)	(0.02)	(33)	(0.02)
Loss from equity interests(e)	38	0.03	38	0.03	37	0.02
Adjustments for taxes(d)(f)	397	0.28	1,257	0.85	(2,219)	(1.38)
Non-GAAP net earnings from continuing operations(c)	$590	$0.42	$633	$0.43	$520	$0.32

GAAP earnings from continuing operations	$456		$653		$228

Non-GAAP adjustments related to continuing operations:
Amortization of intangible assets	72		72		78
Impairment of goodwill	—		88		—
Restructuring charges(c)	—		5		5
Transformation costs(c)	78		(77)		245
Acquisition, disposition and other related charges	63		12		30
Separation costs(c)	—		9		(24)
Non-GAAP earnings from continuing operations	$669		$762		$562

GAAP operating margin from continuing operations	6%		8%		3%
Non-GAAP adjustments from continuing operations	3%		2%		4%
Non-GAAP operating margin from continuing operations	9%		10%		7%

GAAP net earnings (loss) from discontinued operations	$—	$—	$15	$0.01	$(46)	$(0.03)

Non-GAAP adjustments related to discontinued operations:
Separation costs	—	—	—	—	51	0.03
Tax indemnification adjustments	—	—	(11)	(0.01)	(4)	—
Adjustments for taxes	—	—	(4)	—	(1)	—
Non-GAAP net earnings from discontinued operations	$—	$—	$—	$—	$—	$—

Total GAAP net earnings (loss)	$177	$0.13	$(757)	$(0.52)	$1,436	$0.89
Total Non-GAAP net earnings	$590	$0.42	$633	$0.43	$520	$0.32

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions, except par value)

	As of
	January 31, 2019	October 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,781	$4,880
Accounts receivable	3,183	3,263
Financing receivables	3,487	3,396
Inventory	2,300	2,447
Assets held for sale	14	6
Other current assets(g)	2,667	3,280
Total current assets	15,432	17,272
Property, plant and equipment	6,141	6,138
Long-term financing receivables and other assets	9,438	11,359
Investments in equity interests	2,413	2,398
Goodwill and intangible assets	18,334	18,326
Total assets	$51,758	$55,493
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings	$2,073	$2,005
Accounts payable	5,789	6,092
Employee compensation and benefits	1,142	1,412
Taxes on earnings	295	378
Deferred revenue	3,152	3,177
Accrued restructuring	239	294
Other accrued liabilities	3,769	3,840
Total current liabilities	16,459	17,198
Long-term debt	10,280	10,136
Other non-current liabilities	6,684	6,885
Stockholders’ equity
HPE stockholders’ equity:
Preferred stock, $0.01 par value (300 shares authorized; none issued and outstanding at January 31, 2019)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,378 and 1,423 shares issued and outstanding at January 31, 2019 and October 31, 2018, respectively)	14	14
Additional paid-in capital	29,607	30,342
Accumulated deficit(i)	(8,034)	(5,899)
Accumulated other comprehensive loss	(3,294)	(3,218)
Total HPE stockholders’ equity	18,293	21,239
Non-controlling interests	42	35
Total stockholders’ equity	18,335	21,274
Total liabilities and stockholders’ equity	$51,758	$55,493

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)
	Three Months Ended January 31,
	2019	2018
Cash flows from operating activities:
Net earnings	$177	$1,436
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	639	635
Stock-based compensation expense	75	103
Provision for doubtful accounts and inventory	42	41
Restructuring charges	33	174
Deferred taxes on earnings	370	(1,335)
Earnings from equity interests	(15)	(22)
Other, net	46	102
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	113	(34)
Financing receivables	(156)	(287)
Inventory	99	(146)
Accounts payable	(256)	(107)
Taxes on earnings	(107)	(1,009)
Restructuring	(110)	(226)
Other assets and liabilities	(568)	817
Net cash provided by operating activities	382	142
Cash flows from investing activities:
Investment in property, plant and equipment	(729)	(669)
Proceeds from sale of property, plant and equipment	157	115
Purchases of available-for-sale securities and other investments	(5)	(3)
Maturities and sales of available-for-sale securities and other investments	1	—
Financial collateral posted	(245)	(738)
Financial collateral returned	281	164
Payments made in connection with business acquisitions, net of cash acquired	(76)	—
Net cash used in investing activities	(616)	(1,131)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	(12)	(3)
Proceeds from debt, net of issuance costs	389	270
Payment of debt	(334)	(253)
Net proceeds related to stock-based award activities	(17)	17
Repurchase of common stock	(814)	(742)
Net transfer of cash and cash equivalents to Everett	—	(28)
Net transfer of cash and cash equivalents to Seattle	—	(70)
Cash dividends paid	(157)	(120)
Net cash used in financing activities	(945)	(929)
Decrease in cash, cash equivalents and restricted cash(g)	(1,179)	(1,918)
Cash, cash equivalents and restricted cash at beginning of period(g)	5,084	9,592
Cash, cash equivalents and restricted cash at end of period(g)	$3,905	$7,674

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	January 31, 2019	October 31, 2018	January 31, 2018
Net revenue:(a)(h)
Hybrid IT	$5,970	$6,338	$6,158
Intelligent Edge	686	773	656
Financial Services	919	939	888
Corporate Investments	118	139	136
Total segment net revenue	7,693	8,189	7,838
Elimination of intersegment net revenue and other	(140)	(243)	(164)
Total Hewlett Packard Enterprise consolidated net revenue	$7,553	$7,946	$7,674

Earnings from continuing operations before taxes:(c)(h)
Hybrid IT	$675	$716	$572
Intelligent Edge	9	86	34
Financial Services	77	71	71
Corporate Investments	(28)	(12)	(26)
Total segment earnings from operations(c)(h)	733	861	651

Unallocated corporate costs and eliminations(c)	(50)	(90)	(59)
Unallocated stock-based compensation expense	(14)	(9)	(30)
Amortization of intangible assets	(72)	(72)	(78)
Impairment of goodwill	—	(88)	—
Restructuring charges(c)	—	(5)	(5)
Transformation costs(c)	(78)	77	(245)
Acquisition, disposition and other related charges	(63)	(12)	(30)
Separation costs(c)	—	(9)	24
Interest and other, net	(51)	(111)	(21)
Tax indemnification adjustments(b)	219	(12)	(919)
Non-service net periodic benefit credit(c)	16	31	33
Earnings from equity interests	15	15	22
Total Hewlett Packard Enterprise consolidated earnings (loss) from continuing operations before taxes	$655	$576	$(657)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	January 31, 2019	October 31, 2018	January 31, 2018	Q/Q	Y/Y
Net revenue:(a)(h)
Hybrid IT
Hybrid IT Product
Compute	$3,402	$3,707	$3,518	(8%)	(3%)
Storage	975	959	948	2%	3%
Total Hybrid IT Product	4,377	4,666	4,466	(6%)	(2%)
HPE Pointnext	1,593	1,672	1,692	(5%)	(6%)
Total Hybrid IT	5,970	6,338	6,158	(6%)	(3%)
Intelligent Edge
HPE Aruba Product	597	685	582	(13%)	3%
HPE Aruba Services	89	88	74	1%	20%
Total Intelligent Edge	686	773	656	(11%)	5%
Financial Services	919	939	888	(2%)	3%
Corporate Investments	118	139	136	(15%)	(13%)
Total segment net revenue	7,693	8,189	7,838	(6%)	(2%)
Elimination of intersegment net revenue and other	(140)	(243)	(164)	(42%)	(15%)
Total Hewlett Packard Enterprise consolidated net revenue	$7,553	$7,946	$7,674	(5%)	(2%)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	January 31, 2019	Q/Q	Y/Y
Segment operating margin:(c)(h)
Hybrid IT	11.3%	0 pts	2.0 pts
Intelligent Edge	1.3%	(9.8) pts	(3.9) pts
Financial Services	8.4%	0.8 pts	0.4 pts
Corporate Investments	(23.7)%	(15.1) pts	(4.6) pts
Total segment operating margin	9.5%	(1.0) pts	1.2 pts

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2019	October 31, 2018	January 31, 2018
Numerator:
GAAP net earnings (loss) from continuing operations	$177	$(772)	$1,482
GAAP net earnings (loss) from discontinued operations	$—	$15	$(46)
Non-GAAP net earnings from continuing operations	$590	$633	$520
Non-GAAP net earnings from discontinued operations	$—	$—	$—

Denominator:
Weighted-average shares used to compute basic net earnings (loss) per share and diluted net earnings (loss) per share	1,401	1,459	1,591
Dilutive effect of employee stock plans(j)	11	17	28
Weighted-average shares used to compute diluted net earnings (loss) per share	1,412	1,476	1,619

GAAP net earnings (loss) per share from continuing operations
Basic	$0.13	$(0.53)	$0.93
Diluted(j)	$0.13	$(0.53)	$0.92

GAAP net earnings (loss) per share from discontinued operations
Basic	$—	$0.01	$(0.03)
Diluted(j)	$—	$0.01	$(0.03)

Non-GAAP net earnings per share from continuing operations
Basic	$0.42	$0.43	$0.33
Diluted(k)	$0.42	$0.43	$0.32

Non-GAAP net earnings per share from discontinued operations
Basic	$—	$—	$—
Diluted	$—	$—	$—

Total Hewlett Packard Enterprise GAAP basic net earnings (loss) per share	$0.13	$(0.52)	$0.90
Total Hewlett Packard Enterprise GAAP diluted net earnings (loss) per share	$0.13	$(0.52)	$0.89
Total Hewlett Packard Enterprise Non-GAAP basic net earnings per share	$0.42	$0.43	$0.33
Total Hewlett Packard Enterprise Non-GAAP diluted net earnings per share	$0.42	$0.43	$0.32

(a)
The Company adopted the new revenue recognition accounting standard (ASC 606) on a modified retrospective basis effective the first quarter of fiscal 2019. The results for the first quarter of fiscal 2019 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported under the prior revenue recognition accounting standard (ASC 605).

(b)	For the three months ended January 31, 2019, this amount primarily includes the effects of U.S. tax reform on tax attributes related to fiscal periods prior to the Separation with HP Inc.
For the three months ended January 31, 2018, this amount represents the settlement of certain pre-separation Hewlett-Packard Company income tax liabilities indemnified through the Tax Matters Agreement with HP Inc.

(c)
Effective at the beginning of the first quarter of fiscal 2019, subsequent to the adoption of the accounting standards update for retirement benefits (Topic 715), the Company reclassified its non-service net periodic benefit credit from operating expense to other income and expense in its Condensed Consolidated Statements of Earnings. The Company reflected these changes retrospectively, by transferring the non-service net periodic benefit credit, a portion of which was previously allocated to the segments, and the remainder of which was reported within Unallocated corporate costs and eliminations, Transformation costs, Restructuring charges and Separation costs, to Non-service net periodic benefit credit as other income and expense for periods in fiscal 2018.

These changes had no impact on Hewlett Packard Enterprise's previously reported condensed consolidated GAAP net earnings or GAAP net earnings per share.

(d)
For the three months ended January 31, 2019 and October 31, 2018, these amounts primarily include $419 million and $1.3 billion of tax expense, respectively, as a result of the impact of U.S. tax reform.

For the three months ended January 31, 2018 the amount primarily included $920 million of income tax benefits for the effects of the settlement of certain pre-Separation Hewlett-Packard Company income tax liabilities, $806 million of net income tax benefits for impacts related to U.S. tax reform, $203 million of income tax benefits related to the liquidation of an insolvent non-U.S. subsidiary, $244 million of income tax benefits from foreign tax credits and from the release of certain non-U.S. valuation allowances on deferred tax assets and liabilities established in connection with the Everett Transaction following changes in foreign tax laws.

(e)	Represents the amortization of basis difference adjustments related to the H3C divestiture.

(f)	Effective the first quarter of fiscal 2019, the Company uses a structural tax rate based on long-term non-GAAP financial projections.

(g)
The Company adopted the guidance for the classification and presentation of restricted cash in the statement of cash flows in the first quarter of fiscal 2019, beginning November 1, 2018, using the retrospective method. As a result of the adoption of this accounting standard update, as of January 31, 2019 and October 31, 2018, the restricted cash balance, included in cash, cash equivalents and restricted cash as disclosed in the Statement of Cash Flows above, was $124 million and $204 million respectively, which was included in Other current assets in the Condensed Consolidated Balance Sheets.

(h)
Effective at the beginning of the first quarter of fiscal 2019, the Company implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes primarily include: (i) the transfer of the data center networking ("DC Networking") business, which was previously reported within the Hybrid IT Product business unit in the Hybrid IT segment, to the HPE Aruba Product and HPE Aruba Services business units within the Intelligent Edge segment; (ii) the transfer of the edge compute business, which was previously reported within the HPE Aruba Product business unit in the Intelligent Edge segment, to the Hybrid IT Product business unit within the Hybrid IT segment; and (iii) the transfer of the Communications and Media Solutions ("CMS") business, which was previously reported within the HPE Pointnext business unit in the Hybrid IT segment, to the Corporate Investments segment.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in the transfer of net revenue and operating profit for each of the businesses as described above.

These changes had no impact on Hewlett Packard Enterprise's previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(i)
The Company adopted the accounting standard update for income taxes related to intra-entity transfers of assets other than inventory, using the modified retrospective method. As a result, the Company recognized $2.3 billion of income taxes as an adjustment to retained earnings in the first quarter of fiscal 2019.

(j)
GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards, but the effect is excluded when calculating GAAP diluted net loss per share when it would be anti-dilutive.

(k)	Non-GAAP diluted net earnings per share reflects any dilutive effect of restricted stock awards, stock options and performance-based awards.

Use of non-GAAP financial measures

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, non-GAAP diluted net earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP operating expense is total costs and expenses. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings from continuing operations is net earnings from continuing operations. The GAAP measure most directly comparable to non-GAAP net earnings from discontinued operations is net earnings from discontinued operations. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share from continuing operations is diluted net earnings per share from continuing operations. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share from discontinued operations is diluted net earnings per share from discontinued operations. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is investment in property, plant and equipment. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating expenses, non-GAAP operating profit, and non-GAAP operating margin are defined to exclude any charges relating to the amortization of intangible assets, impairment of goodwill, restructuring charges, charges relating to the separation transactions, transformation costs, and acquisition, disposition and other related charges. Non-GAAP net earnings from continuing operations and non-GAAP diluted net earnings per share from continuing operations consist of net earnings or diluted net earnings per share excluding those same charges, as well as an adjustment to earnings in equity interests, non-service net periodic benefit credit, tax indemnification adjustments, income tax valuation allowances and separation taxes, the impact of U.S. tax reform and excess tax benefit from stock-based compensation. Non-GAAP net earnings from discontinued operations and non-GAAP diluted net earnings per share from discontinued operations consist of net earnings from discontinued operations or diluted net earnings per share from discontinued operations excluding those same charges, as applicable to discontinued operations. In addition, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net earnings per share from discontinued operations are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item.

Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•
Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets. Those charges are included in Hewlett Packard Enterprise’s GAAP earnings from operations, operating margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
In the fourth quarter of fiscal 2018, Communications and Media Services ("CMS") was identified as a separate reporting unit within Hybrid IT, which triggered an interim impairment test, resulting in an impairment of goodwill charge. Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits (ii) costs to vacate duplicative facilities and (iii) an accelerated employee stock compensation program. Hewlett Packard Enterprise excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Hewlett Packard Enterprise’s current operating performance or comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Separation costs are expenses associated with HP Inc.’s (formerly known as “Hewlett-Packard Company” or “HP Co.”) separation into two independent publicly-traded companies and the spin-off and merger transactions of the Enterprise Services business with CSC ("Everett Transaction") and the Software business with Micro Focus (“Seattle Transaction”). The charges are primarily related to third-party consulting, contractor fees and other incremental costs incurred to complete the transactions. Hewlett Packard Enterprise excludes these separation costs for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Transformation costs represent net costs related to the HPE Next initiative and include restructuring charges, program design and execution costs, costs incurred to transform Hewlett Packard Enterprise's IT infrastructure and gains from the sale of real-estate identified as part of the initiative. For the fourth quarter in fiscal year 2018, transformation costs also include a cumulative translation adjustments resulting from country exits associated with the HPE Next Initiative. Hewlett Packard Enterprise believes that eliminating such expenses and gains for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•
Hewlett Packard Enterprise incurs costs related to its acquisitions and divestitures, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Charges may also include expenses associated with disposal activities. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•
Adjustment to earnings from equity interests includes the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating this amount for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Non-service net periodic benefit credit includes certain market-related factors such as (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains or losses, (v) the impacts of any plan settlements/curtailments and (vi) impacts from other market-related factors associated with Hewlett Packard Enterprise's defined benefit pension and post-retirement benefit plans. These market-driven retirement-related adjustments are primarily due to the change in pension plan assets and liabilities which are tied to financial market performance. Hewlett Packard Enterprise excludes these adjustments and considers them to be outside the operational performance of the business.

•
Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HP Inc., DXC and Micro Focus that are recorded by the Company as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these income or charges and the associated tax impact for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
Beginning the first quarter of fiscal 2019, the company utilizes a structural long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods and eliminates the effects of items such as changes in tax valuation allowance and tax effects of acquisitions and disposition related costs and transformation costs since each of these can vary in size and frequency. When projecting this long-term rate, the company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: amortization of purchased intangibles and adjustments related to equity method investments. The projected rate also assumes no incremental acquisitions in the three-year projection period, and considers other factors including the company’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where the company operates. For fiscal 2019, the company will use a projected non-GAAP tax rate of 12%, which reflects currently available information, including the impact of the Tax Act and interpretations thereof, as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in the company’s geographic earnings mix including due to acquisition activity, or other changes to the company’s strategy or business operations. The company will re-evaluate its long-term rate as appropriate. The company believes that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.

•
For periods presented in fiscal 2018, valuation allowances and separation taxes represent tax amounts in connection with the spin-off of the enterprise services business, Everett SpinCo, Inc., and the software business, Seattle SpinCo, Inc. Since these charges do not represent ongoing expenses, Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
As a result of the U.S. tax reform, during the first quarter of fiscal 2018, Hewlett Packard Enterprise recorded an estimated tax benefit from the provisional application of the new tax rules including a lower federal tax rate to deferred tax assets and liabilities, partially offset by a provisional estimate for transition tax expense on accumulated non-U.S. undistributed earnings, and a benefit as a result of the liquidation of an insolvent non U.S. subsidiary. During subsequent quarters, the Company recorded adjustments under SAB118 (which is now complete) in connection with U.S. tax reform primarily related to transition tax and valuation allowances on certain U.S. tax credits. Since these adjustments represent a one-time charge and do not represent ongoing expenses, Hewlett Packard Enterprise excludes the charge for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of the Company’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•
During the first quarter of fiscal 2018, the Company adopted ASU 2016-09 on a prospective basis, except for the statement of cash flows for which the statement was retrospectively adopted for the prior comparative periods. This standard requires excess tax benefits or tax deficiencies associated with stock-based compensation to be recognized as a component of the provision for income taxes in the Statement of Earnings rather than additional paid-in capital in the Balance Sheet. Since the benefit or deficiency is the outcome of Hewlett Packard Enterprise’s stock price at the time an award is converted to a share of Hewlett Packard Enterprise’s stock, Hewlett Packard Enterprise excludes these benefits or deficiencies for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•
Items such as amortization of intangible assets and impairment of goodwill, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net earnings per share from discontinued operations, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•
Items such as restructuring charges, separation costs, and transformation costs that are excluded from non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net earnings per share from discontinued operations can have a material impact on the equivalent GAAP earnings measure and cash flows.

•
Items such as adjustment to earnings from equity interests and non-service net periodic benefit credit that are excluded from non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net earnings per share from discontinued operations can have a material impact on the equivalent GAAP earnings measure and cash flows.

•
Items such as tax indemnification adjustments, income tax valuation allowances and separation taxes, the impact of U.S. tax reform, excess tax benefits from stock-based compensation and the related tax impacts from other non-GAAP measures that are excluded from the non-GAAP tax rate, non-GAAP net earnings from continuing operations, non-GAAP earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net earnings per share from discontinued operations can also have a material impact on the equivalent GAAP earnings measures and cash flows.

•
Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•
Other companies may calculate revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations and non-GAAP diluted net earnings per share from discontinued operations differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings from continuing operations, non-GAAP net earnings from discontinued operations, non-GAAP diluted net earnings per share from continuing operations, adjusted non-GAAP diluted net earnings per share and non-GAAP diluted net earnings per share from discontinued operations, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.